UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2001
Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30700 (Commission File Number)	84-1524410 (IRS Employer Identification No.)

6430 S. Fiddlers Green Circle, Suite 500
Greenwood Village, Colorado 80111
(Address of principal executive offices)

(303) 220-7990
Registrant’s telephone number, including area code

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 1st Amend to Credit Security Pledge Agrmt.
EX-10.2 Promissory Note dated December 14, 2001
EX-10.3 Securities Purchase Agreement
EX-10.4 Contingent Appreciate Certificate Agrmt.
EX-10.5 Indenture dated December 17, 2001
EX-10.6 Preferred Securities Guarantee Agreement
EX-10.7 Subordination and Support Agreement
EX-99 Press Release dated December 18, 2001

Item 5. Other Events

Private Placement

     On December 17, 2001, Crown Media Holdings, Inc. (“Crown Media” or the “Company”) completed a $265 million private placement to a group of institutional investors. Under the terms of the private placement, Crown Media issued to the investors units (the “Units”) comprised of preferred securities (the “Preferred Securities”) of Crown Media Trust, a newly created subsidiary of the Company (the “Trust”), and contingent appreciation certificates, issued by Crown Media (the “Contingent Appreciation Certificates”).

     The additional financing will allow Crown Media to reduce the amount outstanding under its syndicated bank credit facility, led by JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), which was drawn down to satisfy obligations assumed in the recently completed acquisition of film assets from Hallmark Entertainment Distribution, LLC (“HEDC”) and for other working capital purposes. Additionally, the Company will use a portion of the proceeds of the private placement to repay certain debt outstanding under lines of credit provided by HC Crown Corp. (“HC Crown”), a subsidiary of Hallmark Cards, Incorporated, and amounts payable to HEDC pursuant to certain program license agreements held by subsidiaries of Crown Media. Crown Media will also reduce to $75 million the line of credit provided to it by HC Crown at the time the bank facility was entered into by Crown Media.

     In the private placement Crown Media issued $265 million aggregate amount of Units to investors. Each Unit sold to investors consists of one Preferred Security of the Trust with a stated liquidation amount of $1,000 and one Contingent Appreciation Certificate issued by the Company that entitles the holder to receive cash, or at the holder’s option, purchase approximately 38 shares of the Company’s Class A common stock at a price of $13.07 per share, subject to adjustment. The Trust issued the Preferred Securities to Crown Media in exchange for Crown Media’s 6.75% Subordinated Debentures due 2007 (the “Debentures”) issued by Crown Media pursuant to an indenture, dated as of December 17, 2001, by and between Crown Media and JP Morgan Chase Bank, as trustee (the “Indenture”). Crown Media will pay interest on the Debentures at the same rate and at the same time as the Trust will make distributions on the Preferred Securities. Crown Media has guaranteed on a subordinated basis the Trust’s obligations under the Preferred Securities.

     Each Preferred Security represents an undivided beneficial interest in the assets of the Trust, which consist solely of the Debentures issued by Crown Media to the Trust and the payments made thereon. Distributions on the Preferred Securities are cumulative, payable quarterly in arrears, and accumulate from the date of issuance at the annual rate of 6.75% of the $1,000 liquidation amount. In the event of a liquidation, the holders of the Preferred Securities will be entitled to receive prior distribution of any assets of the Trust in an amount equal to the $1,000 liquidation amount plus any accumulated and unpaid distributions.

     Upon redemption or purchase of the Debentures, either at maturity, or on an accelerated basis, the Trust must redeem or purchase the corresponding Preferred Securities. An event of default under the Indenture governing the Debentures is also an event of default under the Trust’s Declaration of Trust.

     The Contingent Appreciation Certificates issued by Crown Media will expire on March 15, 2008. On or after the occurrence of certain defined purchase or liquidation events, the holders will be entitled, at their option, (i) to a cash payment for a minimum return amount, or (ii) to purchase approximately 38 shares of Class A common stock at a price initially equal to $13.07, subject to adjustment, calculated on the date the Trust redeems or purchases the Preferred Securities. The minimum return amount means the amount when added to the liquidation amount and all cash distributions which yields an internal rate of return of 14.0% to 18.0%, depending on the date of redemption or purchase. The Contingent Appreciation Certificates, if fully exercised for stock, would represent approximately 10.1 million shares of the Company’s Class A common stock.

     The holders of the shares of the Company’s Class A common stock, issued upon exercise of the Contingent Appreciation Certificates, are generally entitled to make one demand registration request in relation to such shares and also have certain piggy-back registration rights in connection with any public underwritten offering of Company stock.

     On or after December 15, 2003, Crown Media will have the right to redeem any and all of the outstanding Debentures at a redemption price equal to 100% of the aggregate principal amount of the Debentures, together with any accrued and unpaid interest thereon. In the event of a change of control, the Company must either exercise its right to redeem all or offer to purchase any and all of the outstanding Debentures at a price equal to 110% of the aggregate principal amount of the Debentures, together with any accrued and unpaid interest thereon.

     The Indenture contains certain covenants, including restrictions on the Company’s ability to incur indebtedness, make certain payments, engage in certain affiliated transactions, and engage in certain business combinations or asset sales.

     In connection with the Private Placement, Hallmark Cards, certain of its subsidiaries and other parties thereto entered into a Subordination and Support Agreement (the “Subordination Agreement”), pursuant to which Hallmark Cards agreed to loan Crown Media up to $75 million under a subordinated revolving credit line. The line of credit has a final maturity date no later than December 21, 2007. The line of credit is subordinate to both the bank facility and the Units, and its availability may be reduced dollar for dollar in an amount equal to additional capital raised by Crown Media. Crown Media will pay interest on any borrowings under the line of credit at a rate equal to LIBOR plus three percent, payable quarterly. In addition, until the termination of the Subordination and Support Agreement and such time as the Debentures and Contingent Appreciation Certificates are paid in full, Hallmark Cards will agree to loan Crown Media an amount necessary to pay, when due, the $100 million in obligations owed to third parties by HEDC which were assumed by Crown Media in connection with its acquisition of the film library. Lastly, HEDC agreed to subordinate approximately $60 million in obligations owed by subsidiaries of Crown Media to it pursuant to certain program license agreements.

Bank Credit Facility

     In conjunction with closing the private placement, Crown Media increased the size of its bank credit facility from $285 million to $320 million.

     The above summary descriptions of agreements involving Crown Media are qualified in their entirety by reference to the agreements to which each summary description relates, each of which agreements has been filed with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

     The following exhibits are filed with this Report:

Exhibit No.	Document

10.1	Amendment No. 1, dated as of December 14, 2001, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001, among Crown Media Holdings, Inc., the Guarantors named therein, the Lenders referred to therein and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) as Administrative Agent and as Issuing Bank for the Lenders.

10.2	Promissory Note, dated December 14, 2001, made by Crown Media Holdings, Inc., Crown Media International, Inc. and Crown Media United States, LLC in favor of HC Crown Corp.

10.3	Securities Purchase Agreement, dated as of December 17, 2001, by and among Crown Media Holdings, Inc., Crown Media Trust and the Investors Named Therein.

10.4	Contingent Appreciate Certificate Agreement, dated as of December 17, 2001, by and among Crown Media Holdings, Inc. and the Holders Named Therein.

10.5	Indenture, dated as of December 17, 2001, by and between Crown Media Holdings, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee.

10.6	Preferred Securities Guarantee Agreement, dated as of December 17, 2001, by and between Crown Media Holdings, Inc., as Guarantor, and JPMorgan Chase Bank, as Preferred Guarantee Trustee.

10.7	Subordination and Support Agreement, dated as of December 17, 2001, by and among Crown Media Holdings, Inc., Obligor, Crown Media Trust, Hallmark Cards, Incorporated JPMorgan Chase Bank, Indenture Trustee, and the holders of Certificates identified therein.

99	Press Release of Hallmark Cards, Inc. and Crown Media Holdings, Inc. dated December 18, 2001 concerning the completion of the private placement and amended credit agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC. (Registrant)

Date	December 18, 2001	By:	/s/ William J. Aliber
William J. Aliber Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amendment No. 1, dated as of December 14, 2001, to the Credit, Security, Guaranty and Pledge Agreement, dated as of August 31, 2001, among Crown Media Holdings, Inc., the Guarantors named therein, the Lenders referred to therein and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) as Administrative Agent and as Issuing Bank for the Lenders.

10.2	Promissory Note, dated December 14, 2001, made by Crown Media Holdings, Inc., Crown Media International, Inc. and Crown Media United States, LLC in favor of HC Crown Corp.

10.3	Securities Purchase Agreement, dated as of December 17, 2001, by and among Crown Media Holdings, Inc., Crown Media Trust and the Investors Named Therein.

10.4	Contingent Appreciate Certificate Agreement, dated as of December 17, 2001, by and among Crown Media Holdings, Inc. and the Holders Named Therein.

10.5	Indenture, dated as of December 17, 2001, by and between Crown Media Holdings, as Issuer, and JPMorgan Chase Bank, as Indenture Trustee.

10.6	Preferred Securities Guarantee Agreement, dated as of December 17, 2001, by and between Crown Media Holdings, Inc., as Guarantor, and JPMorgan Chase Bank, as Preferred Guarantee Trustee.

10.7	Subordination and Support Agreement, dated as of December 17, 2001, by and among Crown Media Holdings, Inc., Obligor, Crown Media Trust, Hallmark Cards, Incorporated JPMorgan Chase Bank, Indenture Trustee, and the holders of Certificates identified therein.

99	Press Release of Hallmark Cards, Inc. and Crown Media Holdings, Inc. dated December 18, 2001 concerning the completion of the private placement and amended credit agreement.